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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-11067, 333-15907, 333-17021, Amendment No. 1 to 333-23035, 333-37247,
333-37383, 333-41603, 333-58045, 333-68505, 333-76379, 333-76757, 333-82134,
333-82569, 333-84419, 333-88813, 333-88819, Amendment No. 1 to 333-91621,
333-115693, 333-115694, Amendment No. 1 to 333-120373, 333-139349, and
333-145649 on Form S-3 and Registration Statement Nos. 333-07241, 333-11237, 333-28449, 333-74461, 333-79737, 333-105882, 333-125605, 333-135118, and
333-144214 on Form S-8 of our reports dated February 26, 2009, relating to the consolidated financial statements (which report expressed an unqualified opinion on those consolidated financial statements and included explanatory paragraphs regarding General Growth Properties, Inc.'s ability to continue as a going concern and General Growth Properties, Inc.'s adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes) and consolidated financial statement schedule of General Growth Properties, Inc. and subsidiaries, and the effectiveness of General Growth Properties, Inc. and subsidiaries' internal control over financial reporting, appearing in this Annual Report on Form 10-K of General Growth Properties, Inc. for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

Chicago, Illinois
February 26, 2009